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                                                                    EXHIBIT 10.7

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT entered into by and between Global Sports And Gaming.Com, Inc., a Delaware corporation, having its offices at 23852 Pacific Coast Highway, Suite 793, Malibu, California 90265 (hereinafter referred to as the "Company") and Wayne Root located at 23852 Pacific Coast Highway, Suite 793, Malibu, Ca 90265 (hereinafter referred to as "Sports Personality"). Any company owned, controlled or operated by "Sports Personality" for the purposes of performing under this Agreement shall be included in the definition of "Sports Personality".


                                   WITNESSETH
                                   ----------

         WHEREAS, Company desires to execute an exclusive agreement with Sports Personality, and Sports Personality is desirous of executing such an agreement with Company, concerning Sports Personality's participation in a for profit business enterprise involving sports handicapping, and/or betting information services including, but not limited to, television, radio, print, Internet, and/or telephone such as 800 and 900 numbers or other telephone operations (collectively "Sports Service Business"). The Sports Service Business is the "Business" of the Company for purposes of this Agreement. A Sports Service Business utilizing the name of the Sports Personality solely shall hereinafter be the "Sports Personality Division".

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties agree as follows:

         1. SERVICES OF EACH PARTY.
         The Company shall be responsible for the advertising, promotion and operation of the Business. The Business and the content of all advertising, promotional copy, commercials and programming, including the material written or performed by the Sports Personality will be exclusively owned and controlled by Company provided, however, Sports Personality shall have the right to refuse to permit the use of his name and/or likeness by Business in advertising, promotions and/or performances which Sports Personality reasonably determines would bring Sports Personality's name into public ridicule, contempt, or disfavor.

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         Sports Personality shall, during the Term, (1) provide handicapping and sports selections for various sports, including football, basketball, and baseball, particularly during the period commencing with the start of the NFL football season through the end of the NCAA basketball season (normally
September 1 - March 31, hereinafter called "Football Season"). The Company will provide Sports Personality whatever reasonable advice and assistance is required in making handicapping selections; (2) participate in a television show during Football Season produced by Company in Las Vegas or such other location as the Company may determine in connection with the Business which will require one full day per week plus travel time; (3) be reasonably available for up to one hour per week from locations convenient to Sports Personality to participate on a weekly radio show and to tape audio material in connection with the Business for advice lines and programming featuring Sports Personality; (4) be reasonably available, at mutually acceptable times, to participate in publicity and the promotion of the Business, including but not limited to television, radio, or personal appearances ("Services").

         2. TERM OF AGREEMENT. The term of this Agreement (the "Initial Term") shall be one year, commencing on September 1, 2000 and terminating on August 31, 2001 ("Termination Date"), unless sooner terminated or renewed or extended by Company as hereinafter set forth. Company shall have the sole option and right to extend the Initial Term for nine (9) successive one year option periods (the Initial Term and the option periods are collectively the "Term"). The options shall be exercised by providing written notice to the Sports Personality at least thirty (30) days prior to the termination of the Initial Term or the first option period.

         3. EXCLUSIVE RIGHTS TO NAME AND LIKENESS. Sports Personality hereby grants to Company the exclusive right and license to use the name of the Sports Personality to advertise, promote, market, produce and exploit the Business during the Term of this Agreement. During the Term, Sports Personality shall not enter into an agreement, either directly or indirectly, with any other person or entity for use of Sports Personality's name, likeness or services (whether by Sports Personality or by any third person or entity) with respect to the Business (i.e. handicapping or wagering of any kind). Nothing in this Agreement limits or restricts Sports Personality's right to appear as a guest, host, or commentator on sports shows as long as they do not involve the Business of the Company.

         In the event Company terminates this Agreement due to the material breach of this Agreement by Sports Personality, as hereinafter defined, or in the event Sports Personality resigns or terminates this Agreement prior to the expiration of the Term, Sports Personality agrees not to compete with the


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Company, nor to associate with any third person or entity engaged in a business competitive with the Business for a period of one year. Sports Personality shall not be subject to the covenant not to compete in the event Company elects not to exercise its options or in the event Sports Personality terminates the agreement pursuant to Paragraph 6(B).

         Sports Personality acknowledges that his or her name, identity, services and talents provided to Company pursuant to this Agreement are of a special, unique, extraordinary and intellectual character which gives them a particular value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law and that Company would, therefore, sustain great and irreparable injury and damage from such loss. Accordingly, Company shall be entitled to injunctive and other equitable relief to preserve its rights and interest in and to Sports Personality's name, identity, services and talents pursuant to this Agreement.

         4. COMPENSATION, DIVISION OF REVENUE AND ACCOUNTING. In consideration of, and provided that Sports Personality performs, the Services hereunder, Sports Personality shall receive the following compensation:

                  a. A guaranteed minimum of one hundred twenty thousand dollars ($120,000.00) per Year (a Year shall be March 1 - February 28) which shall be paid as a draw against commissions in equal, consecutive monthly installments on the 10th day of each month commencing on March 1, 1999 (provided that such payments will accrue until such time as the Company completes its initial Private Placement at which time all accrued payments will be made) and continuing until such time as the draw plus commissions paid to Sports Personality equals $120,000.00 for each Year. This draw shall be an advance against Commission as outlined below and shall not be refundable in the event Commission does not exceed this draw.

                  b. "Commission" shall be ten percent (10%) of the Adjusted Gross Revenue, as hereinafter defined, actually received by Company from the operation of Sports Personality Division during the Term.

                  c. For purposes of this Agreement, the term "Adjusted Gross Revenue" shall be defined as the Gross Revenues generated by Sports Personality Division and actually received by Company, less all returns, allowances, cancellations, service bureau fees and charges, and credit card fees and charges. After each three (3) month period (the "Quarter") during the Term, the draw shall be applied against the Commission, less a ten percent (10%) reserve


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for chargebacks, due Sports Personality for that Quarter and the balance, if any, will be paid to Sports Personality by the Company within thirty (30) days following the end of each Quarter. The payments due Sports Personality shall be accompanied by a statement setting forth the calculation of Adjusted Gross Revenue for the Sports Personality Division.

                  d. Company shall arrange and pay for travel, hotel accommodations, and for reasonable meals for Sports Personality when Sports Personality is required to travel between Sports Personality's residence to Las Vegas or any other location to provide the Services hereunder.

                  e. The compensation payable to Sports Personality pursuant to this Paragraph is expressly conditioned upon the following sports having "Active" schedules during the appropriate seasons at the college and professional levels for each applicable pay period during the Term: football, basketball, and baseball. "Active" shall be defined as each sport having full and complete seasons of performance. To illustrate, a sport shall not be deemed to have a full season of performance in the event of a strike or the cancellation of a portion of its season. In the event a full season is not played, the guaranteed minimum shall be reduced by an amount equivalent to the amount of time the season was shortened and no payments toward the guaranteed minimum will be paid during the cancelled period.

                  f. In extraordinary circumstances, and not as a normal business practice, Company shall have the right to withhold up to twenty percent (20%) of Sports Personality's Commission for a period of six (6) months following the date a channel containing any program of Sports Personality is deactivated. Company shall deduct from said reserve commissions related to chargebacks and other applicable costs and expenses relating to the deactivation of the channel. At the end of said six (6) month period, the balance of the reserve shall be paid to Sports Personality.

                  g. If Company is unable to market either the Business in conditions comparable to the marketing conditions which existed at the time of execution of this Agreement, or if marketing the Business becomes cost prohibitive, technologically impossible or unfeasible (collectively Changed Market Conditions), the obligations owed by Company, including the obligation to make payments to Sports Personality pursuant to this Agreement, may be suspended by Company for a period of sixty (60) days by providing written notification to Sports Personality of such Changed Market Conditions. During the sixty (60) day


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period, the parties shall renegotiate the terms of the Agreement and, if the parties fail to reach a new or revised agreement, the rights and obligations of each party under this Agreement including the covenants imposed on Sports Personality in Paragraph 8 shall terminate except for the Company's obligation to make payments earned by Sports Personality prior to termination.

         5. WARRANTIES AND REPRESENTATIONS.
         SPORTS PERSONALITY HEREBY WARRANTS AND REPRESENTS THAT SPORTS
PERSONALITY:

                  a. Sports Personality has the full right and authority to enter into and fully perform the terms of this Agreement;

                  b. Sports Personality is the sole owner of any and all rights granted and information provided by Sports Personality to Company pursuant to this Agreement;

                  c. The rights granted by Sports Personality pursuant to this Agreement shall not infringe upon or violate the rights of any third party.

                  d. As of the date of execution of this Agreement, Sports Personality has not contracted and will not contract with, any person or entity regarding the Business of the Company. (Company and Sports Personality acknowledge that this Agreement will null and void if Sports Personality fails to secure full and complete release from his disputed contract with National Sports Services, Inc.)

                  e. During the Term, Sports Personality will not (i) violate any federal, state or local law; (ii) commit acts which may harm the Business and reputation of Company, Company's business relationship or licensing agreements with third parties; (iii) refrain from any act which would bring Sports Personality's name into public ridicule, contempt or disfavor, or perform any act which would decrease the value of this Agreement to Company or (iv) violate Paragraph 3 of this Agreement.

                  f. There is no action proceeding or pending against Sports Personality which would interfere with Sports Personality's ability to perform its obligations hereunder.

         COMPANY HEREBY WARRANTS AND REPRESENTS AS FOLLOWS:

                  a. Company has the full right and authority to enter into and fully perform the terms of this Agreement;

                  b. The execution and performance of this Agreement does not violate any contract, agreement, commitment, order judgment or decree to which Company is a party or by which it is bound; and

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                  c. There is no action or proceeding pending against Company which would interfere with Company's ability to perform its obligations hereunder.

         6. TERMINATION.

                  A. TERMINATION BY COMPANY.

                  This Agreement may be terminated by Company prior to the expiration of the Term under any of the following circumstances:

                  1. The death or Disability of Sports Personality upon five (5) days' written notice to Sports Personality. For purposes hereof, "Disability" shall mean the physical or mental inability of Sports Personality to render the services contemplated under this Agreement for more than thirty (30) consecutive days during any year of the Term hereof.

                  2. If the Sports Personality is unable to appear on three or more television or radio shows during the Football Season for any reason other than weather or acts of God.

                  3. The breach of any warranty, representation, covenant or agreement of Sports Personality under this Agreement.

                  4. The occurrence of events which make it impossible or impractical for the Company to remain in its current business.

                  5. The sale or transfer of all or a substantial portion of the assets of Company to purchaser ("Purchaser"), unless Purchaser assumes the obligations of the Company herein in writing with respect to Sports Personality.

                  6. In the event of termination by the Company hereunder, Sports Personality shall be entitled only to the Compensation due Sports Personality earned or accrued through the date of termination.

         B. TERMINATION BY SPORTS PERSONALITY.

                  This Agreement may be terminated by Sports Personality prior to the expiration of the Term hereof upon thirty (30) days prior written notice of termination to the Company only in the following circumstances:

                  1. The failure of Company to pay Sports Personality any of the Compensation due and payable to Sports Personality under Paragraph 4 hereof, provided that Company shall have ten (10) days to cure any default in payment following written notice of default from Sports Personality.

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                  2. The breach of any warranty, representation, covenant or agreement of Company under this Agreement.

                  3. The occurrence and continuation of an event of Force Majeure for a period of ninety (90) days.

                  4. In the event of termination hereunder, Sports Personality shall be entitled only to the Compensation due Sports Personality earned or accrued through the date of termination.

                  6. Confidential Information. Sports Personality shall not use or disclose to any other person (other than to another officer of the Company or his attorney, accountant or professional financial advisor with a need to know such information), any confidential information or trade secrets that he has or may receive during such time as he has rendered or is rendering services to Company relating to Company, or its business or affairs (including, without limitation, any such information stored on any computer or in computer-readable form) that contains or reflects any such information (except that Sports Personality may take a copy of his Rolodex and documents reflecting his compensation). The confidentiality obligations hereunder shall not extend to information in the possession of Sports Personality prior to his employment with Company or if the confidentiality is lost due to reasons other than a violation of this Paragraph by Sports Personality, or if Sports Personality is required to disclose such information by court order or other binding legal process (so long as Sports Personality gives ten (10) days' prior written notice to Company of proceeding pursuant to which Sports Personality is being asked to disclose confidential information).

         7. NON-COMPETITION AND RELATED COVENANTS.

                  a. During the Term and for a period of one year thereafter, in the event Company terminates this Agreement for cause prior to the end of the Term as set forth in Paragraph 7(A) or if Sports Personality resigns or retires (which one-year period shall be referred to herein as the `Post-Agreement Period"), Sports Personality shall not, unless acting pursuant to this Agreement or with the prior consent of Company, own, control, manage, operate, join, finance, or participate in the ownership, control, management, operation or financing of, or be connected as a director, officer, Sports Personality, partner, principal, agent representative, consultant or otherwise with, or use or permit its or his name to be used in connection with, any business or


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enterprise that is competitive with the Company's Business in any jurisdiction in which Company is then engaged in business, for so long as Company continues to conduct business in such jurisdiction.

                  b. Prior to the expiration of the Term and during the Post-Agreement Period, Sports Personality shall not: (i) solicit or attempt to solicit for employment any employee of the Company, any person who is then a Sports Personality of Company, or induce or attempt to induce any such Sports Personality to terminate his or her employment with Company; or (ii) solicit, divert or take away, or attempt to solicit, divert or take away, any person that is at the time of such termination an advertiser, customer or client of Company; or advise or induce or attempt to advise or induce any such person not to continue its relationship with Company or to withdraw, curtail or cancel its business dealings with Company; or (iii) interfere with or damage Company's business relationships with its Sports Personalities, employees, lenders, creditors, advertisers, clients, customers and others with whom it does business.

                  c. The covenants set forth in this Paragraph 9 shall be construed as a separate and independent covenant for each of the separate states, provinces, territories and possessions throughout the world. To the extent that such covenant shall be declared to be invalid or unenforceable in any particular jurisdiction, such declaration shall not affect such covenant with respect to any other jurisdiction. In addition, in the event that any court shall determine that the scope, time or territorial restrictions set forth herein are not reasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent permitted by law, and this Agreement shall thereby and to that extent be reformed.

                  d. The restrictions set forth in this Paragraph 9 shall not be construed to prohibit the ownership collectively by Sports Personality of less than five percent (5) of any class of securities of any corporation having a class of securities registered under the Securities Exchange Act of 1934, if and as long as such ownership represents a passive investment and neither Sports Personality nor any group of affiliated persons in any way, directly or indirectly, manages or exercises control over such corporation or otherwise takes part in such corporation's business, or seeks to do any of the foregoing.

                  e. As used in Paragraph 9 hereof and this Paragraph 9, the term "Company" shall be deemed to include any Affiliate(s) (whether now existing or hereafter formed or acquired).

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         8. INDEMNIFICATION. In the event either party causes the other party to incur or sustain any claim, suit demand, action, or proceedings, damages, costs of litigation, or expense of attorneys' fees, or any other liability (the "Indemnified Expenses") arising from its conduct, error, omission, breach of Agreement or warranties and representations, the defaulting party shall indemnify the other party for such Indemnified Expenses. In the event such loss is sustained by the Company, Company shall, as a partial offset, deduct the Indemnified Expenses from the percentage of any Adjusted Gross Revenues due Sports Personality pursuant to this Agreement. This Agreement shall not restrict any other remedy which either party may have, at law or equity, against the other party with respect to the subject matter of this paragraph.

         9. NOTICE. Any notice, request, payment or communication that a party to this Agreement is required or may desire to give to the other hereunder shall be in writing and may be served by (i) delivering it personally, (ii) depositing it in the United States Mail, first class postage prepaid, certified, return receipt requested, or (iii) sending it by facsimile or electronic mail. Any such communication shall be addressed to the other party at the following addresses listed below:

         12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts and a facsimile copy of this Agreement, signed by either party and transmitted to the other party, shall constitute a binding signature to this Agreement.

         13. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, without reference to any conflict of laws or rules that would have the internal laws of any other jurisdiction apply.

         14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding the foregoing, Sports Personality shall not be permitted to assign his or her rights hereunder to any person or entity other than an entity owned or controlled by Sports Personality, provided that such an assignment shall not relieve Sports Personality of its obligations hereunder.

         15. MERGER; AMENDMENTS. This Agreement sets forth the entire agreement of the parties respecting the specific subject matter hereof supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such specific subject matter, and may not be amended orally or through course of conduct, and no right or obligation of any party may be altered, except as expressly set forth in a writing signed by such party.

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         16. EXPENSES. Each party shall bear its own expenses incurred with respect to the preparation of this Agreement and consummation of the transactions contemplated hereby.

         17. NO THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement. Without limiting the generality of the foregoing, nothing contained herein shall be construed as modifying or supplementing any agreement.

         18. WAIVER OF JURY TRIAL: EXEMPLARY DAMAGES. THE PARTIES HERETO HAVE ELECTED TO RESOLVE DISPUTES THROUGH ARBITRATION. ALL PARTIES HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE OR CLAIM ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT. No party shall be awarded punitive or other exemplary damages respecting any dispute arising under this Agreement or any agreement contemplated hereby.

         19. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall authorize, empower, or constitute any Party the agent of any other Party in any manner; authorize or empower any Party to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of any other Party; authorize or empower any Party to bind any other Party in any manner or make any representation, warranty, covenant, agreement, or commitment on behalf of another Party; or create any partnership, joint venture or agency relationship among any of the Parties.

         20. NO IMPLIED WAIVERS. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein or made pursuant hereto. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         21. INTERPRETATION. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement. WHEREFORE, the parties have executed this Agreement on the dates set forth below.

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Dated:     3/2/2000              Global Sports And Gaming.Com, Inc., a Delaware
        --------------           Corporation

                                 By:      /S/ DOUGLAS R. MILLER
                                      ---------------------------------------
                                          Douglas R. Miller, President
Dated:     3/2/2000              SPORTS PERSONALITY
        --------------

                                 By:      /S/ WAYNE ROOT
                                      ---------------------------------------
                                          Wayne Root

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